Exhibit 99.1

401 Merritt 7

Norwalk, CT 06851

(203) 614-5600

www.frontier.com

Frontier Communications Reports 2017 Second Quarter Results

•	Total revenue of $2.3 billion

•	Consumer customer churn of 2.24%, down from 2.37% in Q1 2017, driven by CTF FiOS®

•	Commercial revenue stabilization, excluding recently sold partnerships business

•	Net loss of $662 million, principally driven by a $532 million (after tax) goodwill impairment charge

•	Adjusted EBITDA[1] of $906 million or 39.3% of total revenue, up from 39.2% in Q1 2017

Norwalk, Conn., August 1, 2017 – Frontier Communications Corporation (NASDAQ:FTR) today reported financial results for the second quarter ended June 30, 2017.

“We were pleased with the progress we made during the second quarter as we executed well on a number of key initiatives stabilizing operations,” said Dan McCarthy, President and CEO. “In particular, we improved churn in our California, Texas and Florida (CTF) market, saw progress in our commercial business, and continued to reduce costs, which resulted in increased adjusted EBITDA margins2. Our commitment to enhancing the customer experience, further reducing churn, generating cash flow, and improving the balance sheet positions the Company to further stabilize the business and grow longer-term.”

Consolidated Results

Consolidated revenues for the second quarter were $2.3 billion. Within consolidated revenue, consumer revenue was $1.12 billion, commercial revenue was $982 million and regulatory revenue was $198 million.

Net loss for the second quarter of 2017 was $662 million, principally driven by a $532 million (after tax) goodwill impairment charge. Net loss attributable to common shares was $715 million or $9.21 per diluted share (based on 78 million weighted average diluted shares outstanding3), again driven

[1]	See “Non-GAAP Measures” for a description of this measure and its calculation, and Schedule A for a reconciliation to net loss.
[2]	Adjusted EBITDA margin is a non-GAAP measure of performance, calculated as Adjusted EBITDA, divided by total revenue. See “Non-GAAP Measures” for a description of this measure and its calculation. See Schedule A for a reconciliation to net loss.
[3]	This weighted average diluted number of shares outstanding reflects the effect of the 1-for-15 reverse stock split that occurred on July 10, 2017.

principally by the $532 million ($6.82 per diluted share) goodwill impairment charge. Adjusted EBITDA4 totaled $906 million or 39.3% of total revenue, an increase from 39.2% in the first quarter of 2017.

Net cash provided from operating activities was $529 million for the second quarter of 2017. Adjusted free cash flow5 was $205 million for the second quarter. Frontier’s dividend payout ratio6 was 23% in the second quarter, down from 71% in the first quarter of 2017.

Consumer Business Highlights

•	Revenue was $1.12 billion compared to $1.16 billion for the first quarter of 2017.

•	Customer churn improved to 2.24% (1.95% for Frontier Legacy and 2.69% for CTF operations) compared to 2.37% for the first quarter of 2017 (1.95% for Frontier Legacy and 3.01% for CTF operations).

•	Combined Average Revenue Per Customer (ARPC) of $80.38 ($63.65 for Frontier Legacy and $106.25 for CTF operations), consistent with the first quarter of 2017.

Commercial Business Highlights

•	Revenue of $982 million.

•	Excluding the partnerships business which was sold on May 31, 2017, commercial revenue was $967 million and consistent with the first quarter of 2017.

•	Total commercial customers of 473,000 compared to 484,000 during the first quarter of 2017, reflects improved sequential churn within our small business customers.

Capital Structure

In order to reduce interest expense and extend maturities, Frontier obtained a $1.5 billion senior secured term loan B facility (Term Loan B) during the second quarter. The Term Loan B matures on June 15, 20247. As of June 30, 2017, the interest rate for this facility was LIBOR plus 3.75%. The determination of interest rates for the Term Loan B is based on margins over the Base Rate (as defined in the credit agreement) or LIBOR, at the election of Frontier.

[4]	See Note 1, above.
[5]	Adjusted free cash flow is a non-GAAP measure of liquidity derived from net cash provided from operating activities. See “Non-GAAP Measures” for a description of this measure and its calculation, and Schedule A for a reconciliation to $529 million of net cash provided from operating activities.
[6]	Dividend payout ratio is a non-GAAP measure of liquidity derived from dividends paid on common stock (as adjusted) and adjusted free cash flow (see Note 5, above). See “Non-GAAP Measures” for a description of this measure and its calculation, Schedule C for a reconciliation to the $48 million of dividends paid on common stock in Q2 2017 and Schedule A for a reconciliation to the $529 million of net cash provided from operating activities in Q2 2017.
[7]	This June 15, 2024 maturity is subject to acceleration if certain circumstances occur that relate to outstanding amounts of upcoming bond maturities; these circumstances are set forth in detail in the credit agreement and in our forthcoming Form 10-Q.

In June 2017, Frontier used cash proceeds from the Term Loan B offering to retire $763 million of 8.875% Notes due 2020 and $527 million of 8.500% Notes due 2020.

Frontier’s leverage ratio8 was 4.20 for the second quarter of 2017 compared to 4.39 in the first quarter of 2017. The Company remains committed to deleveraging the business.

Guidance

For the full year 2017, Frontier’s guidance is the following:

•	Adjusted free cash flow[9] - $800 million to $900 million

•	Capital expenditures - $1.1 billion to $1.2 billion

•	Integration - operating expense less than $50 million; capital expenditures less than $50 million

•	Cash taxes - $0

Non-GAAP Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, free cash flow, adjusted free cash flow, adjusted operating expenses, dividend payout ratio and leverage ratio, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier’s underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions. We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding our financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures (i) provide a more comprehensive view of our core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures and they may not be comparable to similarly titled measures of other companies.

[8]	Leverage ratio is a non-GAAP measure contained in a covenant in Frontier’s credit facilities, derived from total long-term debt and operating income. See “Non-GAAP Measures” for a description of this measure and its calculation, and Schedule C for a reconciliation to $18,102 million in total long-term debt at June 30, 2017 and $396 million in operating income in the four quarters ended June 30, 2017.
[9]	See note 5, above.

EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income, losses on extinguishment of debt and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenues.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude acquisition and integration costs, non-cash pension/OPEB costs (including pension settlement costs), restructuring costs and other charges and goodwill impairment charges. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by total revenues.

Management uses EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. We believe that these non-GAAP measures provide useful information for investors in evaluating our operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Adjusted net income (loss) attributable to Frontier common shareholders is defined as net income (loss) attributable to Frontier common shareholders and excludes acquisition and integration costs, restructuring costs and other charges, pension settlement costs, goodwill impairment charges, certain income tax items and the income tax effect of these items. Adjustments have also been made to exclude the financing costs and related income tax effects associated with the Verizon Transaction, including interest expense and preferred dividends prior to our ownership of the CTF Operations. Adjusting for these items allows investors to better understand and analyze our financial performance over the periods presented.

Free Cash Flow, as used by management in the operation of its business, is defined as net cash provided from operating activities less capital expenditures for business operations and preferred dividends. In determining free cash flow, further adjustments are made to add back acquisition and integration costs, and interest expense on commitment fees, which provides a better comparison of our core operations from period to period. Changes in working capital accounts are excluded from this calculation due to seasonality and specific timing of cash receipts and disbursements between various reporting periods.

Adjusted Free Cash Flow is defined as free cash flow, as described above and adding back dividends paid and interest expense on incremental debt, prior to our ownership of the CTF Operations, on preferred stock issued and debt incurred to finance the Verizon Acquisition.

Management uses Free Cash Flow and Adjusted Free Cash Flow to assist it in comparing performance and liquidity from period to period and to obtain a more comprehensive view of our core operations and ability to generate cash flow. We believe that these non-GAAP measures are useful to investors in evaluating cash available to service debt and pay dividends. In addition, we believe that Adjusted Free Cash Flow provides a useful comparison from period to period because it excludes the impact of financing raised in connection with the Verizon Acquisition during periods prior to our ownership of the CTF Operations. These non-GAAP financial measures have certain shortcomings; they do not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments, changes in working capital and common stock dividends are not deducted in determining such measures. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Leverage Ratio is the measure of leverage specified in Frontier’s credit facilities: “as of the last day of any fiscal quarter, the ratio of (a) Total Indebtedness as of such day to (b) Consolidated EBITDA for the four consecutive fiscal quarters ending on such day.” The definitions of Total Indebtedness and Consolidated EBITDA are as set forth in the First Amended and Restated Credit Agreement, dated as of February 27, 2017, among Frontier Communications Corporation, JPMorgan Chase, N.A., as Administrative Agent, and the other lenders party thereto, filed as Exhibit 10 to Frontier’s Form 8-K, filed with the SEC on February 28, 2017.

Dividend Payout Ratio is calculated by dividing the dividends paid on common stock (as adjusted) by adjusted free cash flow. Dividends paid on common stock has been adjusted to exclude dividends paid on common stock issued in June 2015, from the date of issuance until April 1, 2016, when the proceeds of the issuance were used in the Verizon acquisition that generated adjusted free cash flow from that date. Management uses the dividend payout ratio as a metric to indicate how much money Frontier is returning to our shareholders. We have made adjustments to exclude the impact of financing raised in connection with the Verizon Acquisition during periods prior to our ownership of the CTF Operations, which we believe provides a useful comparison from period to period.

Adjusted Operating Expenses is defined as operating expenses adjusted to exclude depreciation and amortization, acquisition and integration costs, goodwill impairment charges, non-cash pension/OPEB costs (including pension settlement costs) and restructuring costs and other charges. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.

Conference Call and Webcast

We will host a conference call today at 4:30 P.M. Eastern time. In connection with the conference call and as a convenience to investors, Frontier furnished today, on a Current Report on Form 8-K, additional materials regarding second quarter 2017 results. The conference call will be webcast and may be accessed in the Webcasts & Presentations section of Frontier’s Investor Relations website at www.frontier.com/ir.

A telephonic replay of the conference call will be available from 7:30 P.M. Eastern Time on August 1, 2017, through 7:30 P.M. Eastern Time on August 6, 2017 at 888-203-1112 for callers dialing from the U.S. or Canada, and at 719-457-0820 for those dialing from outside the U.S. or Canada. Use the passcode 1296596 to access the replay. A webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) is a leader in providing communications services to urban, suburban, and rural communities in 29 states. Frontier offers a variety of services to residential customers over its fiber-optic and copper networks, including video, high-speed internet, advanced voice, and Frontier Secure® digital protection solutions. Frontier Business Edge™ offers communications solutions to small, medium, and enterprise businesses. More information about Frontier is available at www.frontier.com.

Forward-Looking Statements

This earnings release contains “forward-looking statements,” related to future, not past, events. Forward-looking statements address our expected future business and financial performance and financial condition, and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: competition from cable, wireless and wireline carriers, satellite, and OTT companies, and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; our ability to implement successfully our organizational structure changes; risks related to the operation of properties acquired from Verizon, including our ability to retain or obtain customers in those markets, our ability to realize anticipated cost savings, and our ability to meet commitments made in connection with the acquisition; reductions in revenue from our voice customers that we cannot offset with increases in revenue from broadband and video subscribers and sales of other products and services; our ability to maintain relationships with customers, employees or suppliers; our ability to attract/retain key talent; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings; the effects of changes in accounting policies or practices, including potential future impairment charges with respect to our intangible assets; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity, which may affect payment of dividends on our common and preferred shares; the effects of changes in both general and local economic conditions on the markets that we serve; the effects of increased medical expenses and pension and postemployment expenses; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; our ability to successfully renegotiate union contracts; changes in pension plan assumptions, interest rates, regulatory rules and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2017 and beyond; adverse changes in the credit markets; adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations; the availability and cost of financing in the credit markets; covenants in our indentures and credit agreements that may limit our operational and financial flexibility; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; the effects of severe weather events or other natural or man-made disasters, which may increase our operating expenses or adversely impact customer revenue; the impact of potential information technology or data security breaches or other disruptions; and the risks and other factors contained in our filings with the U.S. Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q. Any of the foregoing events, or other events, could cause our results to vary from management’s forward-looking statements included in this earnings release. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We have no obligation to update or revise these forward-looking statements and do not undertake to do so.

INVESTOR CONTACT:	MEDIA CONTACT

Luke Szymczak	Brigid Smith
VP, Investor Relations	AVP, Corporate Communications
(203) 614-5044	(203) 614-5042
luke.szymczak@ftr.com	brigid.smith@ftr.com

Frontier Communications Corporation

Consolidated Financial Data

	For the quarter ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,
($ in millions and shares in thousands, except per share amounts)	2017	2017	2016	2017	2016
Statement of Operations Data
Revenue	$2,304	$2,356	$2,608	$4,660	$3,963

Operating expenses:
Network access expenses	408	411	453	819	613
Network related expenses	477	494	546	971	872
Selling, general and administrative expenses	531	544	596	1,075	953
Depreciation and amortization	552	579	575	1,131	891
Goodwill impairment	670	—	—	670	—
Acquisition and integration costs	12	2	127	14	265
Pension settlement costs	19	43	—	62	—
Restructuring costs and other charges	29	12	—	41	—

Total operating expenses	2,698	2,085	2,297	4,783	3,594

Operating income (loss)	(394)	271	311	(123)	369
Investment and other income, net	—	3	—	3	11
Losses on extinguishment of debt and debt exchanges	90	—	—	90	—
Interest expense	388	388	386	776	759

Loss before income taxes	(872)	(114)	(75)	(986)	(379)
Income tax benefit	(210)	(39)	(48)	(249)	(166)

Net loss	(662)	(75)	(27)	(737)	(213)
Less: Dividends on preferred stock	53	54	53	107	107

Net loss attributable to Frontier common shareholders	$(715)	$(129)	$(80)	$(844)	$(320)

Weighted average shares outstanding—basic	77,795	77,591	77,625	77,679	77,611
Weighted average shares outstanding—diluted	77,951	77,591	77,625	77,835	77,611
Basic net loss per common share	$(9.20)	$(1.67)	$(1.05)	$(10.88)	$(4.14)

Diluted net loss per common share	$(9.21)	$(1.67)	$(1.05)	$(10.89)	$(4.14)

Other Financial Data:
Capital expenditures—Business operations	$263	$315	$350	$578	$557
Capital expenditures—Integration activities	4	1	36	5	88
Dividends paid—Common stock	48	124	123	172	246
Dividends paid—Preferred stock	53	54	53	107	107

Frontier Communications Corporation

Consolidated Financial Data

	For the quarter ended			For the six months ended June 30,
($ in millions)	June 30, 2017	March 31, 2017	June 30, 2016	2017	2016
Selected Statement of Operations Data
Revenue:
Data and internet services	$974	$993	$1,048	$1,967	$1,635
Voice services	724	751	836	1,475	1,303
Video services	329	347	419	676	487
Other	79	68	78	147	145

Customer revenue	2,106	2,159	2,381	4,265	3,570
Switched access and subsidy	198	197	227	395	393

Total revenue	$2,304	$2,356	$2,608	$4,660	$3,963

Other Financial Data
Revenue:
Consumer	$1,124	$1,164	$1,332	$2,288	$1,915
Commercial	982	995	1,049	1,977	1,655

Customer revenue	2,106	2,159	2,381	4,265	3,570
Switched access and subsidy	198	197	227	395	393

Total revenue	$2,304	$2,356	$2,608	$4,660	$3,963

Operating Expenses:
Network access expenses	$408	$411	$453	$819	$613
Network related expenses	477	494	546	971	872
Selling, general and administrative expenses	531	544	596	1,075	953
Goodwill impairment	670	—	—	670	—
Acquisition and integration costs	12	2	127	14	265
Pension settlement costs	19	43	—	62	—
Restructuring costs and other charges	29	12	—	41	—

Cost and expenses (exclusive of depreciation and amortization)	2,146	1,506	1,722	3,652	2,703
Depreciation and amortization	552	579	575	1,131	891

Total Operating Expenses	$2,698	$2,085	$2,297	$4,783	$3,594

Frontier Communications Corporation

Consolidated Financial and Operating Data

					For the six months ended
	For the quarter ended				June 30,
	June 30, 2017	March 31, 2017	June 30, 2016		2017	2016
Customers (in thousands)	5,058	5,220	5,717	(1)	5,058	5,717	(1)
Consumer customer metrics
Customers (in thousands)	4,585	4,736	5,189	(1)	4,585	5,189	(1)
Net customer additions/(losses)	(151)	(155)	2,101		(306)	2,065
Average monthly consumer revenue per customer	$80.38	$80.62	$83.20		$80.59	$72.88
Customer monthly churn	2.24%	2.37%	1.91%		2.31%	1.87%
Commercial customer metrics
Customers (in thousands)	473	484	528	(1)	473	528	(1)
Broadband subscriber metrics (in thousands)
Broadband subscribers	4,063	4,164	4,462	(2)	4,063	4,462	(2)
Net subscriber additions/(losses)	(100)	(107)	1,975		(208)	1,999
Video (excl. DISH) subscriber metrics (in thousands)
Video subscribers	1,007	1,065	1,304	(2)	1,007	1,304	(2)
Net subscriber additions/(losses)	(58)	(80)	1,066		(138)	1,062
Video—DISH subscriber metrics (in thousands)
DISH subscribers	254	266	292	(2)	254	292	(2)
Net subscriber additions/(losses)	(12)	(8)	(13)		(20)	(20)
Employees	23,924 (3)	26,878	30,308		23,924 (3)	30,308
Switched access minutes of use (in thousands)	4,746	4,828	5,485		9,574	9,025

(1)	2,283,000 consumer customers, 250,000 commercial customers and 2,533,000 total customers were acquired at the time of the CTF Acquisition.
(2)	2,052,000 broadband subscribers and 1,165,000 video subscribers were acquired at the time of the CTF Acquisition.
(3)	At December 31, 2016, we had approximately 1,900 employees from our Frontier Secure Partnerships business, which was sold in May 2017

Frontier Communications Corporation

Condensed Consolidated Balance Sheet Data

($ in millions)	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$387	$522
Accounts receivable, net	789	938
Other current assets	249	196

Total current assets	1,425	1,656
Property, plant and equipment, net	14,482	14,902
Other assets—principally goodwill	11,604	12,455

Total assets	$27,511	$29,013

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$166	$363
Accounts payable and other current liabilities	1,813	2,081

Total current liabilities	1,979	2,444
Deferred income taxes and other liabilities	4,286	4,490
Long-term debt	17,680	17,560
Equity	3,566	4,519

Total liabilities and equity	$27,511	$29,013

Frontier Communications Corporation

Consolidated Cash Flow Data

	For the six months ended June 30,
($ in millions)	2017	2016
Cash flows provided from (used by) operating activities:
Net loss	$(737)	$(213)
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	1,131	891
Loss on extinguishment of debt and debt exchanges	90	—
Pension settlement costs	62	—
Pension/OPEB costs	34	35
Stock based compensation expense	6	15
Amortization of deferred financing costs	17	28
Other adjustments	(4)	2
Deferred income taxes	(254)	(171)
Goodwill impairment	670	—
Change in accounts receivable	151	(141)
Change in accounts payable and other liabilities	(287)	180
Change in other current assets	(50)	15

Net cash provided from operating activities	829	641
Cash flows provided from (used by) investing activities:
Capital expenditures—Business operations	(578)	(557)
Capital expenditures—Integration activities	(5)	(88)
Cash paid for the Verizon Acquisition	—	(9,886)
Proceeds on sale of assets	94	—
Other	5	6

Net cash used by investing activities	(484)	(10,525)
Cash flows provided from (used by) financing activities:
Proceeds from long-term debt borrowings	1,500	1,625
Long-term debt payments	(1,576)	(69)
Financing costs paid	(15)	(7)
Premium paid to retire debt	(80)	—
Dividends paid on common stock	(172)	(246)
Dividends paid on preferred stock	(107)	(107)
Capital lease obligation payments	(25)	—
Taxes paid on behalf of employees for shares withheld	(5)	(10)
Other	—	1

Net cash provided from (used by) financing activities	(480)	1,187
Decrease in cash, cash equivalents, and restricted cash	(135)	(8,697)
Cash, cash equivalents, and restricted cash at January 1,	522	9,380

Cash, cash equivalents, and restricted cash at June 30,	$387	$683

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	$797	$711
Income tax refunds, net	$(3)	$(32)

SCHEDULE A

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,
($ in millions)	2017	2017	2016	2017	2016
EBITDA
Net Loss	$(662)	$(75)	$(27)	$(737)	$(213)
Add back (subtract):
Income tax benefit	(210)	(39)	(48)	(249)	(166)
Interest expense	388	388	386	776	759
Investment and other income, net	—	(3)	—	(3)	(11)
Losses on extinguishment of debt and debt exchanges	90	—	—	90	—

Operating income (loss)	(394)	271	311	(123)	369
Depreciation and amortization	552	579	575	1,131	891

EBITDA	158	850	886	1,008	1,260
Add back:
Acquisition and integration costs	12	2	127	14	265
Pension/OPEB costs (non-cash) (1)	18	16	19	34	35
Restructuring costs and other charges	29	12	—	41	—
Pension settlement costs	19	43	—	62	—
Goodwill impairment	670	—	—	670	—

Adjusted EBITDA	$906	$923	$1,032	$1,829	$1,560

EBITDA margin	6.9%	36.1%	34.0%	21.6%	31.8%
Adjusted EBITDA margin	39.3%	39.2%	39.6%	39.2%	39.4%
Free Cash Flow
Net cash provided from operating activities	$529	$300	$693	$829	$641
Add back (subtract):
Capital expenditures—Business operations	(263)	(315)	(350)	(578)	(557)
Acquisition and integration costs	12	2	127	14	265
Deferred income taxes	213	41	52	254	171
Income tax benefit	(210)	(39)	(48)	(249)	(166)
Dividends on preferred stock	(53)	(54)	(53)	(107)	(107)
Non-cash (gains)/losses, net(2)	(4)	(9)	(9)	(13)	(30)
Changes in current assets and liabilities	(48)	234	(162)	186	(54)
Cash refunded for income taxes	—	3	—	3	32
Restructuring costs and other charges	29	12	—	41	—
Interest expense—commitment fees(3)	—	—	—	—	10

Free cash flow	$205	$175	$250	$380	$205

Dividends on preferred stock	—	—	—	—	54
Incremental interest on new debt	—	—	—	—	178

Adjusted free cash flow	$205	$175	$250	$380	$437

(1)	Reflects pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $25 million, $25 million and $28 million for the quarters ended June 30, 2017, March 31, 2017 and June 30, 2016, respectively, less cash pension contributions and certain OPEB costs/payments of $7 million, $9 million and $9 million for the quarters ended June 30, 2017, March 31, 2017 and June 30, 2016, respectively. Reflects pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $50 million and $49 million for the six months ended June 30, 2017 and 2016, respectively, less cash pension contributions and certain OPEB costs/payments of $16 million and $14 million for the six months ended June 30, 2017 and 2016, respectively.
(2)	Includes amortization of deferred financing costs and other non-cash adjustments from the consolidated cash flow data.
(3)	Includes interest expense of $10 million for the six months ended June 30, 2016 related to commitment fees on bridge loan facilities.

SCHEDULE B

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended
	June 30, 2017		March 31, 2017		June 30, 2016
($ in millions, except per share amounts)	Net Income (Loss)	Basic Earnings (Loss) Per Share	Net Income (Loss)	Basic Earnings (Loss) Per Share	Net Income (Loss)	Basic Earnings (Loss) Per Share
Net loss attributable to Frontier common shareholders	$(715)	$(9.20)	$(129)	$(1.67)	$(80)	$(1.05)

Acquisition and integration costs	12		2		127
Restructuring costs and other charges	29		12		—
Pension settlement costs	19		43		—
Losses on extinguishment of debt and debt exchanges	90		—		—
Goodwill impairment	670		—		—
Certain other tax items (2)	4		1		(17)
Income tax effect on above items:
Acquisition and integration costs	(4)		(1)		(51)
Restructuring costs and other charges	(11)		(4)		—
Pension settlement costs	(8)		(15)		—
Losses on extinguishment of debt and debt exchanges	(33)		—		—
Goodwill impairment	(138)		—		—

	630	8.10	38	0.49	59	0.76
Adjusted net income (loss) attributable to Frontier common shareholders(3)	$(85)	$(1.10)	$(91)	$(1.18)	$(21)	$(0.29)

	For the six months ended
	June 30, 2017				June 30, 2016
	Net Income (Loss)	Basic Earnings (Loss) Per Share			Net Income (Loss)	Basic Earnings (Loss) Per Share
Net loss attributable to Frontier common shareholders	$(844)	$(10.88)			$(320)	$(4.14)

Acquisition and integration costs	14				265
Acquisition related interest expense (1)	—				188
Restructuring costs and other charges	41				—
Pension settlement costs	62				—
Losses on extinguishment of debt and debt exchanges	90				—
Goodwill impairment	670				—
Certain other tax items (2)	5				(17)
Income tax effect on above items:
Acquisition and integration costs	(5)				(104)
Acquisition related interest expense	—				(73)
Restructuring costs and other charges	(15)				—
Pension settlement costs	(23)				—
Losses on extinguishment of debt and debt exchanges	(33)				—
Goodwill impairment	(138)				—

	668	8.60			259	3.34
Dividends on preferred stock	—	—			54	0.70

Adjusted net income (loss) attributable to Frontier common shareholders(3)	$(176)	$(2.28)			$(7)	$(0.11)

(1)	Represents interest expense related to commitment fees on bridge loan facilities in connection with the CTF Acquisition. Also includes interest expense related to the September 2015 private debt offering in connection with financing the CTF Acquisition.
(2)	Includes impact arising from federal research and development credits, the domestic production activities deduction, changes in certain deferred tax balances, state tax law changes, state filing method change, non-deductible transaction costs, and the net impact of uncertain tax positions.
(3)	Adjusted net income (loss) attributable to Frontier common shareholders may not sum due to rounding.

SCHEDULE C

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended			For the six months ended
($ in millions)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Adjusted Operating Expenses
Total operating expenses	$2,698	$2,085	$2,297	$4,783	$3,594

Subtract:
Depreciation and amortization	552	579	575	1,131	891
Goodwill impairment	670	—	—	670	—
Acquisition and integration costs	12	2	127	14	265
Pension/OPEB costs (non-cash)	18	16	19	34	35
Restructuring costs and other charges	29	12	—	41	—
Pension settlement costs	19	43	—	62	—

Adjusted operating expenses	$1,398	$1,433	$1,576	$2,831	$2,403

	For the quarter ended			For the six months ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Dividend Payout Ratio
Numerator
Dividends paid on common stock	$48	$124	$123	$172	$246
Less: Dividends on June 2015 common stock issuance	—	—	—	—	(18)

	$48	$124	$123	$172	$228

Denominator
Free cash flow (see Schedule A)	$205	$175	$250	$380	$205
Dividends on preferred stock	—	—	—	—	54
Incremental interest expense	—	—	—	—	178

Adjusted free cash flow	$205	$175	$250	$380	$437

Dividend payout ratio	23%	71%	49%	45%	52%

	As of or for the twelve
	months ended
	June 30,
Leverage Ratio	2017
Numerator
Total Long-Term Debt	$18,102
Future minimum payments for finance lease obligations	50
Future minimum payments for capital lease obligations	114

Total Indebtedness	18,266
Less: Cash in excess of $50 million	(337)

	$17,929

Denominator
Operating Income for the last twelve months	$396
Adjustments(1)	3,871

	$4,267

Leverage Ratio	4.20

(1)	Includes depreciation and amortization, goodwill impairment, pension/OPEB costs (Non-cash), restructuring costs and other charges, acquisition and integration costs, pension settlement costs and cost synergies.